________________________________________________________________________________

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                        CABLEVISION SYSTEMS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          ____________________________________________________________

          (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE
                                  REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

________________________________________________________________________________

NOTICE OF ANNUAL MEETING                                          [LOGO]
June 17, 1999
AND PROXY STATEMENT

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on June 17, 1999 at our new corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company's activities during 1998. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Please sign and return the enclosed proxy in the envelope provided.

Sincerely yours,


/s/ Charles F. Dolan
--------------------
Charles F. Dolan
Chairman

May 27, 1999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

TIME:
         10:00 a.m., Eastern Standard Time

DATE:
         June 17, 1999

PLACE:
         Cablevision Systems Corporation
         Corporate Headquarters
         1111 Stewart Avenue
         Bethpage, New York

PURPOSE:
          Elect directors
          Authorize additional common shares
          Ratify appointment of independent accountants
          Conduct other business if properly raised

         Only stockholders of record on April 19, 1999 may vote at the meeting.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

       /s/ Robert S. Lemle
       -----------------------------
       Robert S. Lemle
       Executive Vice President,
       General Counsel and Secretary

       May 27, 1999

             Cablevision    Proxy Statement 1999

          TABLE OF CONTENTS                                      PAGE
-------------------------------------------------------------------------------

General Information.................................................          1

PROPOSAL 1 -- ELECTION OF DIRECTORS.................................          2

   Director Compensation............................................          5

   Board Committees.................................................          5

PROPOSAL 2 -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE
  ADDITIONAL COMMON SHARES..........................................          7

PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS.......................................................          8

Executive Compensation..............................................          9

   Compensation Committee Report....................................          9

   Executive Compensation Tables....................................         12

Stock Performance Graph.............................................         16

Our Executive Officers..............................................         20

Stock Ownership Table...............................................         21

Other Matters.......................................................         26

                                             Proxy Statement 1999    Cablevision

GENERAL INFORMATION

WHO MAY VOTE

Holders of our Class A common stock and Class B common stock, as recorded in our stock register on April 19, 1999, may vote at the meeting. On March 31, 1999, there were 108,581,934 shares of Class A common stock and 43,126,836 shares of Class B common stock outstanding. Class A shares have one vote per share and are entitled to elect 25% of the Board of Directors. Class B shares have ten votes per share and are entitled to elect 75% of the Board of Directors. Our Chairman, Charles F. Dolan, and trusts for the benefit of members of his family, together own Class B shares having the power to elect the eleven Class B directors, and to approve Proposal 3.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

The Company's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Proposals 2 and 3.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company's 401(k) Plan. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

SOLICITATION

In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Secretary in writing.

CONFIDENTIAL VOTING

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Cablevision    Proxy Statement 1999

VOTES NEEDED

The candidates for election as Class A directors receiving the most votes from holders of Class A stock will be elected to fill the seats for Class A directors on the Board. The candidates for election as Class B directors receiving the most votes from holders of Class B stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposal 2 requires the favorable vote of a majority of the outstanding Class A shares, and 66 2/3% of the outstanding Class B shares. Approval of Proposal 3 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes and will have the effect of a vote against Proposal 2. They will not affect Proposal 1 or Proposal 3. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

THE COMPANY

Cablevision was organized in 1997. Until March 4, 1998, Cablevision was known as CSC Parent Corporation and was a subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation). On that date, we completed a reorganization in which CSC Holdings, Inc. merged into a subsidiary of Cablevision, and Cablevision became the parent holding company of CSC Holdings. In this reorganization, all common shares of CSC Holdings were converted into shares of Cablevision. When we refer to the Company in this proxy statement, we are referring to CSC Holdings, Inc. for periods prior to March 4, 1998, and to Cablevision for periods after that date.

On March 30, 1998, and again on August 21, 1998, Cablevision effected two-for-one stock splits on its common stock. All share and per share amounts for Cablevision and CSC Holdings in this proxy statement, have been adjusted to reflect the stock splits.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board has nominated the director candidates named below. Of the fifteen nominees for director, eleven are to be elected by the Class B stockholders and four are to be elected by the Class A stockholders.

All Cablevision directors are elected for one-year terms.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors. Each current director was elected by the stockholders at the last annual meeting except for Mr. Fitzgerald, who was elected by the Board in April 1999.

The Board met five times last year. On average, Cablevision's directors attended 92% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

                                             Proxy Statement 1999    Cablevision

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES:

DIRECTORS TO BE ELECTED BY CLASS A STOCKHOLDERS

 CHARLES D. FERRIS, 66, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.
--------------------------------------------------------------------------------
 RICHARD H. HOCHMAN, 53, Director since 1986. Managing Partner of Regent Capital Partners, L.P. since April 1995. Managing Director of PaineWebber Incorporated from 1990 to April 1995. Mr. Hochman is also a director of Evercon, Inc. and R.A.B. Enterprises, Inc.
--------------------------------------------------------------------------------
 VICTOR ORISTANO, 82, Director since 1985. Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano is also a member of the Board of Directors of People's Choice TV Corp.
--------------------------------------------------------------------------------
 VINCENT TESE, 56, Director since 1996. Director of the Bear Stearns Companies, Inc. since December 1994. Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese also serves on the Board of Directors of Allied Waste Industries, Inc., Bowne and Company, Inc., Mack-Cali Realty Corp. and KeySpan Energy Corp.

DIRECTORS TO BE ELECTED BY CLASS B STOCKHOLDERS

 CHARLES F. DOLAN, 72, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company's predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas
 C. Dolan.
--------------------------------------------------------------------------------
 JAMES L. DOLAN, 43, Director since 1991. President of the Company since June 1998 and Chief Executive Officer of the Company since October 1995. Chief Executive Officer of Rainbow Programming Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

 MARC A. LUSTGARTEN, 52, Director since 1985. Vice Chairman of the Company since 1989. Executive Vice President of the Company from 1985 to 1989.
--------------------------------------------------------------------------------
 WILLIAM J. BELL, 59, Director since 1985. Vice Chairman of the Company since 1985. Joined the Company's predecessor in 1979.

--------------------------------------------------------------------------------
 ROBERT S. LEMLE, 46, Director since 1988. Executive Vice President, General Counsel and Secretary of the Company since February 1994. Senior Vice President, General Counsel and Secretary of the Company from 1986 to February 1994.
--------------------------------------------------------------------------------

Cablevision    Proxy Statement 1999

 SHEILA A. MAHONY, 57, Director since 1988. Executive Vice President, Communications, Government and Public Affairs since April 1999. Senior Vice President, Communications and Public Affairs of the Company from June 1995 through April 1999. Vice President of Government Relations and Public Affairs of the Company and the Company's predecessor from 1980 to June 1995.
--------------------------------------------------------------------------------
 THOMAS C. DOLAN, 46, Director since 1998. Senior Vice President and Chief Information Officer of the Company since February 1996. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company's East End Long Island cable system from November 1991 through July 1994. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan and James L. Dolan.

--------------------------------------------------------------------------------
 PATRICK F. DOLAN, 48, Director since 1991. Vice President of News of the Company since September 1995. News Director of News 12 Long Island, a subsidiary of the Company, since December 1991. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------
 JOHN TATTA, 79, Director since 1985. Consultant to the Company since January 1992. Mr. Tatta serves on the executive committee and the compensation committee of the Board of Directors. President of the Company through December 1991. Chief Operating Officer of the Company from 1985 to 1989 and of the Company's predecessor from 1973 through 1985. Executive officer of Manhattan Cable Television during the 1960's and the early 1970's.
--------------------------------------------------------------------------------
 LEO J. HINDERY, JR., 51, Director since 1998. Chief Executive Officer of AT&T Broadband and Internet Services since March 1999. Director of Tele-Communications, Inc. from May 1997 through March 1999. President and Chief Operating Officer of Tele-Communications, Inc. since March 1997. President, Chief Executive Officer and Director of TCI Communications, Inc. since March 1997. Founder, Managing General Partner and Chief Executive Officer of InterMedia Partners and its affiliated entities since 1988. Director of At Home Corporation, Knowledge Enterprises, Inc., Lenfest Group and Liberty Media Group.
--------------------------------------------------------------------------------
 WILLIAM R. FITZGERALD, 42, Director since April 1999. Executive Vice President and Chief Operating Officer of AT&T Broadband and Internet Services since November 1998. Executive Vice President of Corporate Development and Partnership Relations of TCI Communications, Inc. from December 1997 to November 1998. Senior Vice President of Corporate Development of TCI Communications from March 1996 to December 1997. Prior to joining TCI Communications, Mr. Fitzgerald was Senior Vice President and a Partner at Daniels & Associates, a leading brokerage and investment banking firm to the communications industry.

                                             Proxy Statement 1999    Cablevision

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Non-employee directors receive a base fee of $20,000 per year; $1,000 per Board and committee meeting attended in person, and $500 per Board and committee meeting attend by telephone. Non-employee directors also receive $2,500 annually per committee membership and $5,000 annually per committee chairmanship.

We also pay a portion of director compensation in stock options. Each non-employee director receives options to purchase 10,000 shares of stock when first elected to the Board and, if the director remains in office, options to purchase an additional 2,000 shares each following year. The exercise price for these options is the closing price of the stock on the date prior to the grant, and they are all vested when granted.

BOARD COMMITTEES

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a Nominating Committee.

THE AUDIT COMMITTEE is responsible for accounting and internal control matters. Subject to stockholder approval, the committee chooses the independent public accountants to audit the Company's financial statements. The committee consults with the independent accountants and reviews their audit and other work. The committee also consults with the Company's Controller and Internal Audit department and reviews our internal controls and compliance with policies.

Committee members: Messrs. Oristano (Chairman) and Hochman.

Meetings last year: two

THE COMPENSATION COMMITTEE represents the Board in discharging its responsibilities with respect to the Company's employee stock plans and, in doing so, administers such plans with regard to, among other things, the determination of eligibility of employees, the granting of stock, SARs and/or options, and the termination of such plans. This committee also determines the appropriate levels of compensation, including salaries, bonuses, stock and option rights and retirement benefits for members of the Company's senior management, subject to the approval of the Board of Directors. A subcommittee of the Compensation Committee has exclusive authority and responsibility for, and with respect to, all annual bonus determinations and any grants or awards under the Company's Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company's other most senior employees. The committee's report on executive compensation starts on page 9.

Committee members: Messrs. Hochman (Chairman), Oristano and Tatta.

Meetings last year: five

Subcommittee members: Messrs. Hochman and Oristano

Meetings last year: two

THE EXECUTIVE COMMITTEE has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.

Committee members: Messrs. James Dolan (Chairman), Lustgarten, Bell, Lemle, Hochman and Tatta.

Meetings last year: six

OTHER COMMITTEES

In addition to standing committees, the Board of Directors from time-to-time convenes a Special Committee, in

Cablevision    Proxy Statement 1999

accordance with the Company's By-laws, to consider any proposed investment in, or advance to, Charles Dolan, members of his family, trusts for the benefit of his family members, or companies (other than the Company) owned or controlled by any of them. Our stockholders agreement with AT&T allows AT&T to appoint two of the four members of the Special Committee.

In October 1998, the Board appointed the Y2K Committee. The Y2K Committee meets with the Company's information technology executives and the Company's outside Y2K consultant, to monitor the progress of the Company's Y2K compliance efforts.

Y2K Committee members: Messrs. James Dolan, Thomas Dolan, Hindery and Hochman.

                                             Proxy Statement 1999    Cablevision

PROPOSAL 2

TO AUTHORIZE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK FROM 200 MILLION TO 400 MILLION AND FROM 80 MILLION TO 160 MILLION, RESPECTIVELY.

Following the increase in the trading price of our common stock over the past several years, we effected two consecutive two-for-one stock splits in 1998; the first in March and the second in August. The issuance of shares in the stock splits has depleted our supply of authorized and unissued shares. In order to ensure that we have a sufficient supply of authorized shares for corporate purposes, including additional stock splits, we are proposing a doubling of our authorized Class A shares from 200 to 400 million and Class B shares from 80 to 160 million.

CURRENT SUPPLY

A corporation may not issue more shares than are authorized in its Certificate of Incorporation. Our Certificate of Incorporation authorizes the issuance of up to 200 million Class A shares and 80 million Class B shares. On March 31, 1999, there were 108,581,934 outstanding Class A shares. In addition, the Board of Directors has reserved shares to satisfy potential future requirements. These reserved shares include:

    43,126,836 shares for issuance if the holders of Class B shares elect to convert their shares to Class A shares,

    20,462,640 shares for issuance if the holders of CSC Holdings, Inc.'s Series I Preferred Stock elect to convert their shares to Class A shares, and

    13,653,426 shares for issuance under our employee stock plans and our Non-employee Director Stock Option Plan.

These reserved shares, together with our issued and outstanding shares at March 31, 1999, total 185,824,836 shares. This leaves only 14,175,164 authorized Class A shares that have not been issued or reserved. On March 31, 1999, there were 43,126,836 outstanding shares of Class B stock, leaving 36,873,164 available for future issuance.

PROPOSED AMENDMENT

Our proposed amendment increases the number of authorized Class A shares from 200 to 400 million, and the number of authorized Class B shares from 80 to 160 million. We believe that the proposed increase is in the best interests of Cablevision and our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. Sufficient shares should be available to maintain our financing and capital raising flexibility, for stock splits and stock dividends, acquisitions and mergers, employee benefit plans and other proper business purposes. While the issuance of additional Class A shares and Class B shares could also be used to impede an unsolicited bid for control of the Company which the Board of Directors believed was not in the best interests of the Company or its stockholders, the availabilities of additional Class A shares and Class B shares as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment to the Certificate of Incorporation.

Cablevision    Proxy Statement 1999

REQUIRED VOTE

The proposed amendment to the Certificate of Incorporation requires (i) the affirmative vote of a majority of the outstanding Class A shares, voting together as a class, and (ii) the affirmative vote of holders of at least
66 2/3% of the outstanding Class B shares voting together as a class. AT&T Corp., which beneficially owns approximately 46.1% of the outstanding Class A shares, is required to vote its shares in direct proportion to the votes of Class A stockholders who are not affiliates or associates of AT&T, Charles Dolan, or members of Charles Dolan's family.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS.

The Audit Committee of the Board has approved KPMG LLP (KPMG) to audit our financial statements for 1999. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

                                             Proxy Statement 1999    Cablevision

EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

The Compensation Committee is comprised of three members, Richard Hochman, Victor Oristano and John Tatta, none of whom are employees of the Company. John Tatta, the Company's former President, is a consultant to the Company. A subcommittee of the Compensation Committee, comprised of Messrs. Hochman and Oristano, has exclusive authority and responsibility for all annual bonus determinations and any grants or awards under the Company's Employee Stock Plan and Long-Term Incentive Plan to the Company's executive officers and other most senior employees.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs which are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management's ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

COMPENSATION PHILOSOPHY

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

    First, the majority of the annual and long-term compensation for the Company's senior executive officers should be at risk, with actual compensation levels correlating with the Company's actual performance in certain key areas determined by the Committee.

    Second, over time, incentive compensation of the Company's senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

    Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders' interests.

    Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

We meet with an outside compensation consultant at least annually to evaluate how well the Company's executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

Cablevision    Proxy Statement 1999

COMPENSATION ELEMENTS

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

BASE SALARIES

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive's experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles Dolan, James Dolan, Bell, Lustgarten and Lemle set minimum salary levels.

ANNUAL INCENTIVES

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Senior Officer Compensation Subcommittee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses awarded to Messrs. Charles Dolan, William Bell, Marc Lustgarten and Robert Lemle for 1998 reflect the Company's performance in exceeding virtually all of its plans and budgets for the year, completing several transactions that greatly enhanced the Company's asset values, and achieving significant improvement in the Company's stock price and stockholder returns.

LONG-TERM INCENTIVES

We have granted stock options, restricted stock and stock appreciation rights to executives under the Employee Stock Plan and earlier plans. Stock option and SAR awards granted during 1998 to the named executive officers are described in the Option/SAR Grants Table below. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. LTIP awards granted during 1998 to the named executive officers are described in the LTIP Awards table below. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock and to provide competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, costs, results relative to budget, cash flow, cash flow margin, and growth in the Company's market value. Charles F. Dolan does not

                                             Proxy Statement 1999    Cablevision

participate in the Employee Stock Plan or the LTIP.

BENEFITS

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.

EVALUATION PROCEDURE

In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the Chairman, the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the independent compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Our independent compensation consultant has confirmed that compensation paid in 1998 to the named officers is consistent with the Company's compensation philosophy and objectives.

CEO COMPENSATION

Decisions regarding the compensation of the President and Chief Executive Officer, James L. Dolan, are the responsibility of the Senior Officer Compensation Subcommittee of the Compensation Committee. James L. Dolan's base salary for 1998 was $900,000. Mr. Dolan was awarded a bonus for 1998 of $2,500,000, which was significantly greater than his target bonus level. This bonus reflected the Company's performance in exceeding virtually all of its plans and budgets for the year, completing several transactions that greatly enhanced asset values, and achieving significant improvement in the Company's stock price and stockholder returns. In evaluating and determining Mr. Dolan's compensation, the Senior Officer Compensation Subcommittee and its compensation consultant compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including but not limited to, the companies included in the Peer Group Index contained in the Stock Price Performance Graph. Based on this review, the Subcommittee determined that the compensation paid to Mr. Dolan for 1998 was appropriate.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is 'qualified performance-based compensation'. Our policy is to design its short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Code and to be consistent with providing appropriate compensation to executives.


                    Members of the Compensation Committee

            Richard H. Hochman      Victor Oristano      John Tatta

Cablevision    Proxy Statement 1999

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company's Chief Executive Officer and the four other most highly paid executives.

See the Compensation Committee report beginning on page 9 for an explanation of our compensation philosophy.


SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                               Long Term
                                                                Annual Compensation       Compensation Awards
                                                               ----------------------------------------------
                                                                                               Securities           All Other
Name/                                                          Salary         Bonus            Underlying          Compensation
Principal Postion                                    Year        ($)           ($)          Options/SARs(#)           ($)(1)
-------------------------------------------------------------------------------------------------------------------------------
Charles F. Dolan                                     1998       900,000     1,160,000                  0              473,229
Chairman & Director                                  1997       525,000       525,000                  0              315,962
                                                     1996       525,000       225,000                  0              150,934
 ...............................................................................................................................
James L. Dolan                                       1998       900,000     2,500,000            160,000              137,682
President, Chief Executive Officer & Director        1997       550,000     2,750,000                  0              213,684
                                                     1996       555,206       225,000                  0               43,188
 ...............................................................................................................................
Marc A. Lustgarten                                   1998       750,000     2,000,000                  0              103,839
Vice Chairman & Director                             1997       525,000     2,250,000            720,000               58,635
                                                     1996       525,000       330,000                  0               52,866
 ...............................................................................................................................
William J. Bell                                      1998       700,000     1,900,000                  0              119,611
Vice Chairman & Director                             1997       525,000     2,150,000            700,000              117,275
                                                     1996       500,000       330,000                  0              100,239
 ...............................................................................................................................
Robert S. Lemle                                      1998       525,000     1,000,000                  0               60,539
Executive Vice President, General Counsel,           1997       475,000     1,250,000            605,200               51,753
Secretary & Director                                 1996       475,000       315,000                  0               49,999

  (1) For 1998, represents the sum of (i) for each individual, $3,200 contributed by CSC Holdings on behalf of such individual under the Company's Cash Balance Pension Plan (the 'Pension Plan'), (ii) for each individual, $30,000 credited to such individual (other than Mr. James Dolan) on the books of the Company's pursuant to the defined contribution portion of the Company's Supplemental Benefit Plan (the 'Supplemental Plan'), (iii) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company's 401(k) Plan: Mr. Charles Dolan $5,000, Mr. James Dolan $5,000; Mr. Bell $4,374; Mr. Lustgarten $5,000 and Mr. Lemle $4,000, and
      (iv) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $130,276; Mr. James Dolan $37,705; Mr. Bell $82,037; Mr. Lustgarten $29,385; and Mr. Lemle $20,268 and (v) for Mr. Charles Dolan, Mr. James Dolan, Mr. Lustgarten and Mr. Lemle, 304,753; 91,777; 36,254; and 3,071 respectively, representing the value of personal use of the Company's aircraft, determined in accordance with the Standard Industry Fare Level as promulgated by the Internal Revenue Service.

                                             Proxy Statement 1999    Cablevision
OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Potential Realizable
                                                                                                                Value at Assumed
                                                                                                              Annual Rates of Stock
                                                                                                             Price Appreciation for
                                                Individual Grants                                                Option Term(1)
                                   ------------------------------------------------------------------------------------------------
                                                   % of Total
                                                  Options/SARs
                                                   Granted to
                                                   Employees      Exercise or    Market Price
                                   Option/SARs     in Fiscal      Base Price      On Date of     Expiration
Name                               Granted(#)      Year 1998       ($/Share)       Grant($)         Date         5%($)      10%($)
-----------------------------------------------------------------------------------------------------------------------------------
James L. Dolan                       60,000(2)        3.2%           27.69           27.69          5/29/08    2,785,600  7,060,800

  (1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

  (2) Options and SARs granted on May 29, 1998 under the 1998 Employee Stock Plan. Such options and SARs become exercisable in annual installments of 33.33% per year, beginning on May 29, 1999 and on each of the first two anniversaries of that date. One half of the amounts set forth are options and one half are SARs. Options and SARs may be independently exercised. Vesting of options and SARs may be accelerated upon a change of control of the Company (see 'Employee Contracts and Severance and Change-In-Control Arrangements' below).


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Value of
                                                                   Number of Securities               Unexercised In-The-Money
                                                                  Underlying Unexercised                  Options/SARs at
                                                                Options/SARs at 12/31/98(#)                  12/31/98($)
                         Shares Acquired         Value         --------------------------------------------------------------------
Name                     On Exericise(#)      Realized($)      Exercisable     Unexercisable       Exercisable       Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------

Charles F. Dolan              --                   --              --              --                --                   --
 ...................................................................................................................................
James L. Dolan                --                   --             199,332        106,668          6,981,886           2,393,362
 ...................................................................................................................................
Marc A. Lustgarten         328,400(1)           7,969,700         522,000        240,000         22,304,250          10,320,000
 ...................................................................................................................................
William J. Bell            328,400(1)           7,969,700         508,664        233,336         21,730,802          10,033,448
 ...................................................................................................................................
Robert S. Lemle            115,600(1)           2,886,121         579,472        191,728         24,500,170           8,244,304

  (1) Exercise of stock options and SARs granted under CSC Holdings' Amended and Restated Employee Stock Plan and CSC Holdings' First Amended and Restated 1996 Employee Stock Plan.

Cablevision    Proxy Statement 1999
LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------------
                                                                 Performance or
                                                                  Other Period            Estimated Future Payouts Under
                                            Number of                 Until                 Non-Stock Price-Based Plans
                                         Shares, Units or         Maturation or       -------------------------------------------
Name                                     Other Rights (#)            Payout           Threshold($)      Target($)       Maximum
---------------------------------------------------------------------------------------------------------------------------------

Charles F. Dolan                                --                     --                  --                 --           --
 .................................................................................................................................
James L. Dolan                                 N/A                 12-36 mos.              --            4,500,000(1)      --
 .................................................................................................................................
Marc A. Lustgarten                             N/A                 12-36 mos.              --            3,000,000(1)      --
 .................................................................................................................................
William J. Bell                                N/A                 12-36 mos.              --            2,500,000(1)      --
 .................................................................................................................................
Robert S. Lemle                                N/A                 12-36 mos.              --            2,000,000(1)      --

  (1) Contingent cash awards granted under the Company's Long-Term Incentive Plan, in the amounts indicated. The indicated amounts are payable in full upon the attainment of specified performance objectives, including (a) incremental cash flow in respect of calendar years 1998, 1999 and 2000 in excess of specified targets, and (b) private market value of the Company at the end of any calendar quarter starting with the fourth quarter of 1998, in excess of specified targets.

                                             Proxy Statement 1999    Cablevision

DEFINED BENEFIT PENSION PLAN

The Company's Nonqualified Supplemental Benefit Plan provides actuarially-determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by Cablevision Systems Services Corporation ('CSSC'). CSSC, which is wholly-owned by Charles Dolan, provided management services to Cablevision Company (the Company's predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Code (the maximum in 1998 is $130,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons: Mr. Charles Dolan, $162,986; Mr. James Dolan, $0; Mr. Bell, $101,179; Mr. Lustgarten, $108,326 and
Mr. Lemle, $112,891.

STOCK PERFORMANCE GRAPH

The chart below compares the performance of the Company's Class A Common Stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Class A Common Stock prices from December 31, 1993 through December 31, 1998. As required by the SEC, the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Adelphia Communications Corporation, Comcast Corporation, Century Communications Corporation, Falcon Cable Systems Company, TCA Cable TV, Inc.,

Cablevision    Proxy Statement 1999

Tele-Communications, Inc., The Times Mirror Company and Time Warner Inc.
The chart assumes $100 was invested on December 31, 1993 in each of the Company's Class A Common Stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
            FOR CSC HOLDINGS, INC./CABLEVISION SYSTEMS CORPORATION,
                       RUSSELL 3000 INDEX AND PEER GROUP


                            [PERFORMANCE GRAPH]

CABLEVISON SYSTEMS
CORPORATION             100     74     80     45    141     591
PEER GROUP              100     76     90     84    145     276
RUSSELL 3000 INDEX      100     98    132    161    212     262


EMPLOYMENT CONTRACTS AND SEVERANCE
AND CHANGE-IN-CONTROL ARRANGEMENTS

Charles Dolan has an employment agreement with the Company expiring in January 2000 with automatic renewals for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan's estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year's base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

Under the applicable award agreements, the vesting of the bonus award shares, stock options and SARs granted to employees, including Messrs. James Dolan, Bell, Lustgarten and Lemle, under the Company's Employee Stock Plan and its predecessor plans, may be accelerated, in certain circumstances, upon a 'change of control' of the Company. A 'change of control' is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company's cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the

                                            Proxy Statement 1999    Cablevision

bonus award shares, stock options and SARs may be converted into either a right to receive an amount of cash based upon the highest price per share of Common Stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

The Company adopted as of May 1, 1994, a severance pay plan pursuant to which an employee whose employment is involuntarily terminated (other than for cause) or who resigns with the approval of the Company, may receive a benefit in an amount determined by the Company.

In March 1998, the Company entered into employment agreements with each of Messrs. Bell, Lustgarten and Lemle, which agreements replaced previous employment agreements. The agreements are each for a three year term ending December 31, 2000 and may each be extended for additional one-year periods, unless the Company or the executive notifies the other of its election not to extend by the preceding October 31. In January 1999, the Company entered into an employment agreement with James Dolan. This agreement is for a three year term expiring December 31, 2001 and may be extended for additional one year periods unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. Under their respective agreements, these executives are to receive annual salaries of not less than $950,000 in the case of Mr. James Dolan, $700,000 in the case of Mr. Bell, $750,000 in the case of Mr. Lustgarten, and $525,000 in the case of Mr. Lemle. Each agreement also provides that in the event that the executive leaves the Company involuntarily (other than for cause), following a change of control (as defined above), or because such executive's compensation, title or responsibilities are reduced without his consent, such executive shall be entitled to receive (1) a severance payment of not less than the salary due for the remainder of the employment agreement or one year's annual salary (or three times the sum of his annual salary plus his prior year's annual bonus in the event of a change of control), whichever is greater, (2) an annual bonus of not less than 100% of annual salary for Messrs. James Dolan, Bell, Lustgarten and 65% of annual salary for Mr. Lemle, pro rated for the months worked during such year, (3) the right to receive payment of all bonus shares and deferred compensation awards, and to exercise all stock option and conjunctive right awards for the remainder of the term of the agreement, or a period of 180 days, if greater, whether or not such awards are due or exercisable at the time, (4) the right to receive payment of all outstanding long-term performance awards, at such time, if any, as such awards shall be earned (as if such employee remained in the continuous employ of the Company through the payment date), (5) three years payment of life insurance premiums and (6) the right to participate in the Company's health plan for retired executives.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Plan (the 'Supplemental Life Insurance Premium Payment Plan'). Under the Supplemental Life Insurance Premium Payment Plan, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James Dolan, Bell, Lustgarten and Lemle, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer's policy as in effect immediately prior to the change of control.

Cablevision    Proxy Statement 1999


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Oristano, Tatta and Hochman. (See 'Report of Compensation Committee,' above.) Mr. Tatta, the former President of CSC Holdings is currently a consultant to the Company. Mr. Oristano and Mr. Hochman are not employees of the Company.

The Company has made investments in and advances to certain affiliates of which Mr. Dolan or Dolan family interests had or have ownership interests.

On August 23, 1996, the Company entered into an agreement with Northcoast Operating Co., Inc. ('Northcoast') and certain of its affiliates, to form a limited liability company (the 'LLC') to participate in the auctions conducted by the Federal Communications Commission ('FCC') for certain licenses to conduct a personal communications service ('PCS') business. The Company has contributed an aggregate of approximately $31 million to the LLC (either directly or through a loan to Northcoast) and holds a 49.9% interest in the LLC and certain preferential distribution rights. Northcoast is a Delaware corporation controlled by John Dolan. John Dolan is a nephew of Charles F. Dolan and cousin of James Dolan.

Richard H. Hochman, a director and a nominee for director, was, until April, 1995, a Managing Director of PaineWebber Incorporated. PaineWebber Incorporated has performed investment banking services for entities affiliated with Charles Dolan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OTHER DIRECTORS

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. which provides legal services to the Company and certain of its subsidiaries.

Vincent Tese, a director and a nominee for director, is a director of The Bear Stearns Companies, Inc. Bear Stearns has performed investment banking services for the Company.

Each of Leo J. Hindery, Jr. and William R. Fitzgerald, each a director and a nominee for director, is an officer of AT&T. As described above, AT&T holds approximately 33% of the Company's common stock and has certain contractual rights under the Stockholders Agreement, including rights of consultation concerning certain transactions including transfers of stock by Class B stockholders and transfers of assets by the Company. AT&T also owns, or holds ownership interests in, various companies that transact business with the Company on a regular basis.

CONFLICTS OF INTEREST

Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles Dolan may from time to time be presented with business opportunities which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems which the company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of

                                             Proxy Statement 1999    Cablevision

the Company or any of its affiliates (the 'Independent Directors') rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan's interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan's time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 1998, substantially all of Mr. Dolan's professional time was devoted to the business of the Company.

In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B Common Stock, which shares will be valued at the prevailing market price of the Class A Common Stock and the remainder would consist of shares of Class A Common Stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

The Company's by-laws provide that the Company shall make any investment in or advance, other than any investment or advance that constitutes compensation for services rendered to the Company, to Charles Dolan and affiliates of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board of Directors comprised of two non-employee directors and, subject to the provisions of the AT&T Stockholders Agreement, two directors nominated by AT&T.

Cablevision    Proxy Statement 1999

OUR EXECUTIVE OFFICERS

Our executive officers are:

Charles F. Dolan                     Chairman

James L. Dolan                       Chief Executive Officer and President

Marc A. Lustgarten                   Vice Chairman

William J. Bell                      Vice Chairman

Robert S. Lemle                      Executive Vice President, General Counsel and Secretary

Andrew B. Rosengard                  Executive Vice President, Finance and Controller

Sheila A. Mahony                     Executive Vice President, Communications, Government and
                                     Public Affairs

Margaret Albergo                     Executive Vice President, Planning and Operations

Thomas C. Dolan                      Senior Vice President and Chief Information Officer

Biographies of Messrs. Charles Dolan, James Dolan, Thomas Dolan, Lustgarten, Bell, Lemle and Ms. Mahony are on pages 3 and 4 of this proxy statement. Biographies for Mr. Rosengard and Ms. Albergo are below.

 ANDREW B. ROSENGARD, 41, Executive Vice President, Finance and Controller of the Company since April 1999. Executive Vice President, Financial Planning and Controller of the Company from November 1997 to April 1999. Senior Vice President and Controller of the Company from February 1996 to November 1997. Senior Vice President, Finance for Rainbow Programming Holdings, Inc., a subsidiary of the Company, from 1990 to February 1996.

 MARGARET ALBERGO, 45, Executive Vice President, Planning and Operations since April 1999. Senior Vice President, Planning and Performance of the Company from October 1996 to April 1999. Senior Vice President, Operations of Rainbow Programming Holdings, Inc., a subsidiary of the Company from August 1995 to October 1996. Vice President, Corporate Development of Rainbow Programming Holdings, Inc. from 1993 until August 1995. Director of Operations and Administration of News 12 Long Island from 1991 to 1993.

                                             Proxy Statement 1999    Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percent of shares of Class A and Class B Common Stock owned of record and beneficially as of March 1, 1999 by each director and each executive officer of the Company named in the summary compensation table. The table also shows the name, address and the number and percent of shares of Class A and Class B Common Stock owned by persons beneficially owning more than five (5%) percent of either class.


                                                                                                            Combined Voting
                                                                                                               Power of
                                                  Class A              Class B                                 Class A &
                                                   Common               Common         Class A & Class B        Class B
                                                   Stock                Stock             Common Stock       Common Stock
                                                Beneficially         Beneficially         Beneficially       Beneficially
Name and Address                                  Owned(1)           Owned(1)(2)          Owned(1)(2)         Owned(1)(2)
---------------------------------------------------------------------------------------------------------------------------
Charles F. Dolan(3)(4)(5)
1111 Stewart Avenue
Bethpage, NY 11714                              945,477     *     18,603,100   43.1%   19,548,577   12.9%        34.6%
 ...........................................................................................................................
Charles F. Dolan
1997 Grantor Retained
Annuity Trust(5)                                 --        --      4,534,024   10.5%    4,534,024    3.0%         8.4%
 ...........................................................................................................................
Capital Research and
Management Company(6)
333 South Hope Street
Los Angeles, CA 90071                         6,006,930    5.5%       --        --      6,006,930    4.0%         1.1%
 ...........................................................................................................................
Gabelli Funds, Inc.(7)
GAMCO Investors, Inc.(7)
One Corporate Center
Rye, NY 10580                                10,359,171    9.5%       --        --     10,359,171    6.8%         1.9%
 ...........................................................................................................................
AT&T Corporation(8)
32 Avenue of the Americas
New York, NY 10013
Tele-Communications, Inc.(8)
Country Cable III, Inc.(8)
TCI CSC II, Inc.(8)
5619 DTC Parkway
Englewood, CO 80111                          49,982,572   46.1%       --        --     49,982,572   33.0%         2.3%
 ...........................................................................................................................
James L. Dolan
(11)(14)(22)(23)                                103,666     *      3,018,964    7.0%    3,122,630    2.1%         5.6%
 ...........................................................................................................................
Marc Lustgarten(10)(11)                         265,052     *         --        --        265,052     *         *
 ...........................................................................................................................
William J. Bell(10)(11)                         255,526     *         --        --        255,526     *         *
 ...........................................................................................................................
Robert S. Lemle(10)(11)                         334,606     *         --        --        334,606     *         *
 ...........................................................................................................................
Sheila A. Mahony(11)                             32,253     *         --        --         32,253     *         *
 ...........................................................................................................................
Thomas C. Dolan
(11)(16)(21)(25)(26)                             33,600     *      2,574,744    6.0%    2,608,344    1.7%         4.8%
 ...........................................................................................................................
Patrick F. Dolan
(11)(15)(20)(24)                                 35,416     *      3,269,640    7.6%    3,305,056    2.2%         6.1%
 ...........................................................................................................................

Cablevision    Proxy Statement 1999

                                                                                                            Combined Voting
                                                                                                               Power of
                                                  Class A              Class B                                 Class A &
                                                   Common               Common         Class A & Class B        Class B
                                                   Stock                Stock             Common Stock       Common Stock
                                                Beneficially         Beneficially         Beneficially       Beneficially
Name and Address                                  Owned(1)           Owned(1)(2)          Owned(1)(2)         Owned(1)(2)
---------------------------------------------------------------------------------------------------------------------------
John Tatta(9)                                    80,000     *         --        --         80,000     *         *
 ...........................................................................................................................
Charles D. Ferris(10)(12)                        37,000     *         --        --         37,000     *         *
 ...........................................................................................................................
Richard H. Hochman(12)                           44,376     *         --        --         44,376     *         *
 ...........................................................................................................................
Victor Oristano(12)(13)                          40,000     *         --        --         40,000     *         *
 ...........................................................................................................................
Vincent Tese(12)                                 14,000     *         --        --         14,000     *         *
 ...........................................................................................................................
Leo J. Hindery, Jr.(8)(12)                       12,000     *         --        --         12,000     *         *
 ...........................................................................................................................
William Fitzgerald(8)                            --        --         --        --         --        --         --
 ...........................................................................................................................
All executive officers
and directors as a group
(17 persons)
(3)(4)(5)(8)(9)(10)(11)
(12)(13)(14)(15)(16)(20)
(21)(22)(23)(24)(25)(26)                      2,295,845    2.1%   32,000,472   74.2%   34,296,317   22.4%        59.6%
 ...........................................................................................................................
Paul J. Dolan(17)(22)(23)
(24)(25)(26)
100 Corporate Place
Suite 150
Chardon, OH 44024                                14,800     *      7,496,208   17.4%    7,511,008    5.0%        13.6%
 ...........................................................................................................................
Kathleen M. Dolan(17)(23)(27)
1111 Stewart Avenue
Bethpage, NY 11714                            1,597,000     *      2,866,964    6.6%    4,463,964    2.9%         5.6%
 ...........................................................................................................................
Mary S. Dolan(18)(20)
300 So. Riverside Plaza
Suite 1480
Chicago, IL 60606                                12,000     *      2,389,604    5.5%    2,401,604    1.6%         4.4%
 ...........................................................................................................................
Deborah A. Dolan(18)(24)(27)
1111 Stewart Avenue
Bethpage, NY 11714                            1,597,000     *      3,266,964    7.6%    4,863,964    3.2%         6.3%
 ...........................................................................................................................
Matthew J. Dolan(19)(21)
231 Main Street
Court House Annex
Chardon, OH 44024                                 6,000     *      2,389,604    5.5%    2,395,604    1.6%         4.4%
 ...........................................................................................................................
Marianne E. Weber(19)(25)(26)(27)
1111 Stewart Avenue
Bethpage, NY 11714                            1,597,000     *      2,539,420    5.9%    4,136,420    2.7%         5.0%
 ...........................................................................................................................
John MacPherson(28)
21 Old Town Lane
Halesite, NY 10019                              165,600     *      7,560,296   17.5%    7,725,896    5.1%        14.0%

                                             Proxy Statement 1999    Cablevision

   (1) Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock.

   (2) Class B Common Stock is convertible into Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock is entitled to one vote at a meeting of stockholders of the Company, and the holder of one share of Class B Common Stock is entitled to ten votes at a meeting of stockholders of the Company except in the election of directors.

   (3) Includes 780,205 shares of Class A Common Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles Dolan and his wife, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife is deemed to have beneficial ownership thereof. Also includes 20,000 shares of Class A Common Stock owned directly by Mrs. Dolan. The number of shares held as indicated includes 123,072 shares resulting from the assumed conversion of 83,000 shares of 8.5% Series I Convertible Exchangeable Preferred Stock ('Series I Preferred Stock') (1.4828 shares of Common Stock for each share of Series I Preferred Stock).

   (4) Does not include an aggregate 9,917,856 shares of Class B Common Stock and 152,000 shares of Class A Common Stock held by trusts for the benefit of Dolan family interests (the 'Dolan Family Trusts'). Mr. Dolan disclaims beneficial ownership of the shares owned by the Dolan Family Trusts, in that he has neither voting nor investment power with respect to such shares.

   (5) Includes 4,534,024 shares of Class B Common Stock by the Charles F. Dolan 1997 Grantor Retained Annuity Trust (the 'GRAT'). The GRAT was established on April 30, 1997 by Charles F. Dolan for estate planning purposes. The GRAT, through its trustees, has the sole power to vote and dispose of such shares. The two co-trustees of the trust are Charles F. Dolan and his wife, Mrs. Dolan. For three years, the GRAT will pay to Charles F. Dolan, and in the event of his death, to Mrs. Dolan, a certain percentage of the fair market value of the property initially contributed to the GRAT (the 'Annuity'). If Mr. Dolan is living at the expiration of the term of the GRAT, the remainder will pass into another trust for the benefit of Mrs. Dolan and the descendants of Charles F. Dolan. If Mr. Dolan is not living at the expiration of the term of the GRAT, the then principal of the GRAT will pass to his estate or to Mrs. Dolan.

   (6) The Company has been informed that as of December 31, 1998, Capital Research and Management Company, a registered investment adviser acted as investment adviser with respect to 6,006,930 shares of Class A Common Stock. The number of shares held as indicated includes 1,126,930 shares resulting from the assumed conversion of 760,000 shares of Series I Preferred Stock.

   (7) The Company has been informed that certain operating subsidiaries of Gabelli Funds, Inc. ('GFI') beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of January 21, 1999, an aggregate of 10,359,171 shares of Class A Common Stock, including approximately 17,273 shares of Class A Common Stock that may be obtained upon conversion of shares of Series I Preferred Stock held by such entities on such date. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940 and a wholly-owned subsidiary of GFI, held sole dispositive power over 7,555,775 of such shares and sole voting power over 7,343,275 of such shares.

   (8) The Company has been informed that AT&T beneficially owned, through TCI and its subsidiaries, an aggregate of 49,982,572 shares of Class A Common Stock. These shares include 17,918,024 shares held directly by Country Cable III, Inc. and 26,794,192 shares held directly by TCI CSC II, Inc. Each of Country Cable III, Inc. and TCI CSC II, Inc. is an indirect wholly owned subsidiary of AT&T. AT&T or its subsidiaries have sole voting and investment power with respect to all such shares. AT&T is a party to a Stockholders Agreement with the Company and holders of Class B Common Stock, which agreement, among other things, requires the Class B Stockholders to vote to elect for director, up to two persons nominated by AT&T, and requires AT&T to vote its shares of Class A Common Stock in proportion to the vote of the other, non-affiliated Class A Stockholders, on certain matters. Each of

Cablevision    Proxy Statement 1999

       Messrs. William Fitzgerald and Leo Hindery, each a Director and Nominee for Director of the Company, is an officer and a director of TCI. Each of Messrs. Fitzgerald and Hindery disclaim any beneficial ownership interest in these shares.

   (9) Includes 46,200 shares of Class A Common Stock by the John Tatta Charitable Remainder Unitrust UAD 12/16/98 (the 'JTCRT'). The JTCRT was established on December 16, 1998 by John Tatta for Charitable purposes. Mr. Tatta, disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares. Does not include 80,000 shares of Class A Common Stock held by the Tatta Family Group L.P. The Tatta Family Group L.P. is a New York limited partnership, the general partners of which are six trusts for the benefit of Tatta family interests (the co-trustees of each of which are Stephen A. Carb, Esq. and either Deborah T. DeCabia or Lisa T. Crowley, each a daughter of John Tatta who has been a director since 1985 and was the President of CSC Holdings from 1985 until 1991), and the limited partners of which are trusts for the benefit of Mr. Tatta and Tatta family interests (the trustee of each of which is Stephen A. Carb, Esq.).

  (10) Includes shares owned by children of the individuals listed, which shares represent less than 1% of the outstanding Class A Common Stock.

  (11) Includes shares of Class A Common Stock issuable upon the exercise of options granted pursuant to the Company's Employee Stock Plan which on March 1, 1999 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares for the following individuals: Mr. James Dolan 99,666; Mr. Bell 254,332; Mr. Lemle 289,736; Mr. Lustgarten 261,000; Ms. Mahony 31,668; Mr. Patrick Dolan 22,150 and Mr. Thomas Dolan 22,150; all executive officers and directors as a group 1,039,539.

  (12) Includes shares of Class A Common Stock issuable upon the exercise of options granted pursuant to the Company's 1996 Stock Option Plan for Non-Employee Directors, which on March 1, 1998 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares for the following individuals: Mr. Ferris 36,000; Mr. Hochman 36,000; Mr. Oristano 36,000; Mr. Tese 14,000 and Mr. Hindery 12,000 .

  (13) The shares listed are owned by the Oristano Foundation, a charitable trust the trustees of which are members of the Oristano family.

  (14) Includes 152,000 shares of Class B Common Stock owned by trusts for minor children as to which James L. Dolan disclaims beneficial ownership. Also includes 3,018,964 shares of Class B Common Stock held by two family trusts of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnotes (22) and (23).

  (15) Includes 38,000 shares of Class B Common Stock owned by trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 3,269,640 shares of Class B Common Stock held by two family trusts of which Patrick F. Dolan is a contingent beneficiary and a co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnotes (20) and (24).

  (16) Includes 2,574,744 shares of Class B Common Stock held by three family trusts of which Thomas C. Dolan is a contingent beneficiary and a co-trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnotes (21) (25) and (26).

  (17) Includes 1,212,464 shares of Class B Common Stock held by the DC Kathleen Trust, the co-trustees of which are Kathleen Dolan and Paul Dolan.

  (18) Includes 1,212,464 shares of Class B Common Stock held by the DC Deborah Trust, the co-trustees of which are Deborah Dolan and Mary Dolan.

  (19) Includes 1,177,140 shares of Class B Common Stock held by the DC Marianne Trust, the co-trustees of which are Marianne E. Weber and Matthew Dolan.

  (20) Includes 1,177,140 shares of Class B Common Stock held by the DC Patrick Trust, the co-trustees of which are Patrick Dolan and Mary Dolan.

  (21) Includes 1,212,464 shares of Class B Common Stock held by the DC Thomas Trust, the co-trustees of which are Thomas Dolan and Matthew Dolan.

                                             Proxy Statement 1999    Cablevision

  (22) Includes 1,212,464 shares of Class B Common Stock held by the DC James Trust, the co-trustees of which are James Dolan and Paul Dolan.

  (23) Includes 1,654,500 shares of Class B Common Stock held by the Dolan Descendants Trust, the co-trustees of which are James Dolan, Kathleen Dolan and Paul Dolan.

  (24) Includes 2,054,500 shares of Class B Common Stock held by the Dolan Progeny Trust, the co-trustees of which are Patrick Dolan, Deborah Dolan and Paul Dolan.

  (25) Includes 1,190,500 shares of Class B Common Stock held by the Dolan Grandchildren Trust, the co-trustees of which are Thomas Dolan, Marianne
       E. Weber and Paul Dolan.

  (26) Includes 171,780 shares of Class B Common Stock held by the Dolan Spouse Trust, the co-trustees of which are Thomas Dolan, Marianne E. Weber and Paul Dolan.

  (27) Includes 1,593,000 shares of Class A Common Stock owned by the Dolan Children's Foundation, a New York not-for-profit corporation, the sole members of which are Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan Sweeney. Each of which do not have an economic interest in such shares, but each share the ultimate power to vote and dispose of such shares.

  (28) Includes an aggregate of 7,560,296 shares of Class B Common Stock and an aggregate of 152,000 shares of Class A Common Stock each held by various trusts for the benefit of family members of Charles F. Dolan's family for which Mr. John MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

The Dolan family interests (other than Charles Dolan) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan) of shares of Class B Common Stock to a holder other than Charles Dolan or Dolan family interests, the Class B Common Stock will be converted on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

Charles Dolan and trusts for the benefit of members of his family, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B Common Stock vote together as a class, and to elect up to 75% of the Company's Board of Directors.

Registration Rights. The Company has granted to each of Charles Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A Common Stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties will be permitted one additional registration. In addition, the company has granted such parties 'piggyback' rights pursuant to which they may require the Company to register their holdings of Class A Common Stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A Common Stock held by them provided that the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted piggyback registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his

Cablevision    Proxy Statement 1999

widow or the representative of the estate of Mr. Dolan or his wife.

Pursuant to the Stockholders Agreement, dated as of March 4, 1998, among the Company, AT&T and certain holders of Class B Common Stock, the Company granted to AT&T certain registration rights with respect to shares of Class A Common Stock held by AT&T or certain of its affiliates. AT&T is permitted to request that the Company file a registration statement registering not less than 2,000,000 shares, on a demand basis, not more than once each year. In additon, AT&T was granted 'piggy-back' registration rights on any registration of at least $100,000,000 of shares of Class A Common Stock (based on the market value thereof on the date of filing) by the Company, subject to certain limitations.

The demand and piggyback registration rights described above are subject to certain limitations which are intended to prevent undue interference with the Company's ability to distribute securities.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

If you want to submit a proposal for possible inclusion in the Company's 2000 Proxy Statement, we must receive it by January 27, 2000.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the meeting other than these discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under the Company's by-laws, in order to bring a proposal before the annual meeting, a stockholder must give us notice of the proposal not less than sixty days, and not more than ninety days before the date of the meeting. If, however, less than seventy days prior notice of the meeting date is given to stockholders, stockholders may notify us of a proposal up until the tenth day following the announcement. Under this criteria, stockholders have until June 8, 1999, to provide us with notice of a matter to be brought before the annual meeting.

ANNUAL REPORT AND FORM 10-K

Our annual report for our 1998 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

By order of the Board of Directors,

/s/ Robert S. Lemle
-----------------------------
ROBERT S. LEMLE
Executive Vice President,
General Counsel and Secretary

Bethpage, New York
May 27, 1999

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                        CERTIFICATE OF INCORPORATION OF
                        CABLEVISION SYSTEMS CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the 'Corporation') is Cablevision Systems Corporation.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu thereof the following paragraph:

        The aggregate number of shares which the Corporation shall have authority to issue shall be 570,000,000 shares: (a) 400,000,000 shares of Class A Common Stock, par value $.01 per share ('Class A Common Stock'), (b) 160,000,000 shares of Class B Common Stock, par value $.01 per share ('Class B Common Stock'), and (c) 10,000,000 shares of Preferred Stock, par value $.01 per share ('Preferred Stock').

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Section 242 of the General Corporate Law of the State of Delaware.

     Signed and attested on June    , 1999.

                                        ........................................

Attest:

 .......................................

CLASS A PROXY


                        CABLEVISION SYSTEMS CORPORATION

                      SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 17, 1999

        The undersigned hereby appoints WILLIAM J. BELL, MARC A. LUSTGARTEN and ROBERT S. LEMLE and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Thursday, June 17, 1999, at 10:00 o'clock a.m., and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE IS TO CAST FOR      Please mark
THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL (1) AND FOR APPROVAL OF        your votes as  [X]
PROPOSALS (2) AND (3) BELOW, ALL AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY            indicated in
STATEMENT.                                                                                    this example


1.  Election of the following nominees as Class A Directors:

     FOR all nominees listed             WITHHOLD              Nominees: Charles D. Ferris, Richard H. Hochman, Victor Oristano and
      to the right (except               AUTHORITY             Vincent Tese
     as marked to the contrary)     To vote for all nominees
                                    listed to the right        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMI-
                                                               NEES,      WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
             [ ]                           [ ]
                                                                 ------------------------------------------------------------------



2. Proposal to authorize an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.

           FOR      AGAINST    ABSTAIN

           [ ]        [ ]        [ ]


3. Proposal to ratify and approve the appointment of KPMG LLP as independent auditors of the Company for the fiscal year 1999.

           FOR      AGAINST    ABSTAIN

           [ ]        [ ]        [ ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.


DATE:
     ---------------------------------------------

Signature
         -----------------------------------------


Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.


PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE
ENVELOPE PROVIDED.

CLASS B PROXY


                        CABLEVISION SYSTEMS CORPORATION

                      SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 17, 1999

     The undersigned hereby appoints WILLIAM J. BELL, MARC A. LUSTGARTEN, and ROBERT S. LEMLE and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the 'Company') which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Thursday, June 17, 1999, at 10:00 o'clock a.m., and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

     Unless otherwise specified in the space provided, the undersigned's vote is to cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposals (2) and (3) below, all as more fully described in the accompanying Proxy Statement.

     Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

1. Election of the following nominees as Class B Directors: William J. Bell, Charles F. Dolan, James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Leo J. Hindery, Jr., Robert S. Lemle, Marc A. Lustgarten, Sheila A. Mahony, William
    R. Fitzgerald, and John Tatta.

   (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEES, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     FOR all nominees listed above                   WITHHOLD AUTHORITY to vote for
       (except as marked to the contrary below)      all nominees listed below

        [ ]                                          [ ] _____________________________


2. Proposal to authorize an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.

    FOR                  AGAINST                  ABSTAIN
    [ ]                    [ ]                      [ ]

3. Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 1999.

    FOR                  AGAINST                  ABSTAIN
    [ ]                    [ ]                      [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature __________________________    DATE: _____________________________

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.

PLEASE DATE, SIGN AND RETURN THIS PROMPTLY IN THE ENVELOPE PROVIDED




                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as............................... 'SS'